UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2018

Semtech Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

1-6395	95-2119684
(Commission File Number)	(IRS Employer Identification No.)

200 Flynn Road Camarillo, California	93012-8790
(Address of principal executive offices)	(Zip Code)

805-498-2111

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement.

On April 27, 2018, Semtech Corporation (the “Company”) amended and restated a warrant (the “Prior Warrant”) previously issued to Comcast Cable Communications Management, LLC (“Comcast”). The Prior Warrant was issued on October 5, 2016 and granted Comcast the right to purchase up to 1,086,957 shares (the “Warrant Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at an exercise price of $0.01 per Warrant Share. The Prior Warrant vested 10% on issuance, and the remainder was to vest based on the achievement during the subsequent 30-month period by Comcast (or its designee) of certain milestones related to the deployment of a LoRaWAN™-based network in cities around the country. As of April 27, 2018 and before giving effect to the amendment and restatement, the Prior Warrant remains unexercised with respect to 869,565 Warrant Shares, of which 282,609 are vested and 586,956 are unvested.

Pursuant to the amended and restated Warrant (the “Amended Warrant”), the remaining 586,956 of the total Warrant Shares that were unvested became vested such that the entire 869,565 Warrant Shares subject to the Amended Warrant are now fully vested and exercisable. Other than the acceleration of the vesting date of the unvested portion of the Prior Warrant and other conforming changes, the other terms of the Prior Warrant, including the term of seven (7) years from the issuance date of October 5, 2016, remain the same.

The description of the Amended Warrant is qualified in its entirety by reference to the full text of the Amended Warrant, which is incorporated by reference herein. A copy of the Amended Warrant is included herein as Exhibit 10.1.

Item 3.02	Unregistered Sales of Equity Securities.

The information in Item 1.01 is incorporated herein by reference.

The issuance of the Amended Warrant and the remaining underlying 869,565 Warrant Shares issuable upon exercise of the Amended Warrant were not registered under the Securities Act of 1933, as amended (the “Securities Act”). The Amended Warrant and the remaining underlying 869,565 Warrant Shares were issued in a private placement exempt from the registration requirements of the Securities Act, in reliance on the exemptions set forth in Section 4(a)(2) of the Securities Act.

Item 7.01	Regulation FD Disclosure.

On May 3, 2018, the Company issued a press release announcing the acceleration of the vesting date of the unvested portion of the Prior Warrant. As a result, the Company expects to record an expense of $21.5 million, including $15.9 million related to this acceleration, which will be reflected as a reduction to GAAP net sales for the Company’s first fiscal quarter ended April 29, 2018. As the Amended Warrant is now fully vested, the Company does not expect to record any additional expense related to the Amended Warrant in future fiscal periods.

The information furnished in this Item 7.01, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filings under the Securities Act, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Forward-Looking and Cautionary Statements

All statements contained herein that are not statements of historical fact, including statements concerning the expected financial impact of the acceleration of the vesting date of the unvested portion of the Prior Warrant on the Company’s net sales to the Company’s first fiscal quarter and future fiscal periods, are “forward-looking statements” and are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to be materially different from the historical results and/or from any future results or outcomes expressed or implied by such forward-looking statements. Such factors are further addressed in the Company’s Annual Report on Form 10-K for the fiscal year ended January 28, 2018, and in other documents or reports, filed with the Securities and Exchange Commission including, without limitation, information under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors.” The Company assumes no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this report, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Amendment to Warrant dated October 5, 2016 issued by Semtech Corporation to Comcast Cable Communications Management, LLC.

99.1	Press Release of Semtech Corporation dated May 3, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEMTECH CORPORATION

Date: May 3, 2018	/s/ Emeka N. Chukwu
	Name:	Emeka N. Chukwu
	Title:	Chief Financial Officer